      As filed with the Securities and Exchange Commission on June 20, 1996.
                                                      Registration No. 333-04939
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                   __________

                             PRE-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                              LIFERATE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
          MINNESOTA                                         41-1682994
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)
                                   __________

                              7210 METRO BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55439
                                 (612) 844-0599
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                   __________

                               WILLIAM W. CHORSKE
                              7210 METRO BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55439
                                 (612) 844-0599
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 _______________

                                   Copies to:
                            Thomas A. Letscher, Esq.
                          Oppenheimer Wolff & Donnelly
                                 3400 Plaza VII
                             45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 344-9300
                                 _______________

       Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                                 _______________

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                             _______________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY
DETERMINE.
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- --------------------------------------------------------------------------------

PROSPECTUS
                             LIFERATE SYSTEMS, INC.
                        1,738,211 SHARES OF COMMON STOCK

     This Prospectus relates to 1,738,211 shares (the "Shares") of Common Stock, no par value (the "Common Stock), of LifeRate Systems, Inc. (the "Company") that may be offered for sale for the account of certain shareholders of the Company as stated herein under the heading "Selling Shareholders." The Shares being offered by the Selling Shareholders hereunder consist of (i) 155,555 shares of Common Stock originally issued in connection with the Company's private placement of Common Stock and warrants in December 1994, (ii) 155,555 shares of Common Stock issuable upon exercise of warrants originally issued in connection with the Company's private placement of Common Stock and warrants in December 1994, (iii) 49,154 shares of Common Stock issued in private transactions during 1994, (iv) 858,399 shares of Common Stock originally issued in connection with the Company's private placement of Common Stock in December 1995 and January 1996, (v) 342,707 shares of Common Stock originally issued to Donald B. Olson and Merry
M. Olson and subsequently sold in a private transaction in February 1996,
(vi) 91,000 shares of Common Stock issuable upon exercise of warrants originally issued in March 1995 to the underwriter of the Company's initial public offering of Common Stock and (vii) 85,841 shares of Common Stock issuable upon exercise of warrants originally issued in December 1995 and January 1996 to the selling agent in connection with the Company's private placement of Common Stock. The period of time which has been fixed within which the Shares covered by this Prospectus may be offered or sold is the shorter of three (3) years, until all Shares have been sold or until all Shares are eligible for resale under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

     The Selling Shareholders have advised the Company that sales of the Shares offered hereunder by them, or by their pledgees, donees, transferees or other successors in interest, may be made from time to time in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act") to describe any material arrangements for the sales of the Shares offered hereunder when such arrangements are entered into by any of the Selling Shareholders and any other broker-dealers that participate in the sale of the Shares. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold, under Rule 144 rather than pursuant to this Prospectus.

     THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

     The Selling Shareholders and any broker-dealers or other persons acting on their behalf in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and any Selling Shareholder.

     The Company will not receive any part of the proceeds of any sales of Shares pursuant to this Prospectus. Pursuant to the terms of the subscription agreements relating to the sale of the Shares (the "Subscription Agreements"), the Company will pay all the expenses of registering the Shares, except for selling expenses (including any fees and commissions payable to broker-dealers or other persons) incurred by the Selling Shareholders, which will be borne by the Selling Shareholders. In addition, the Subscription Agreements provide for certain other usual and customary terms, including indemnification by the Company of the Selling Shareholders against certain liabilities arising under the Securities Act.

     The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "LRSI." On June 18, 1996, the closing bid price of the Common Stock on the Nasdaq SmallCap Market was $8.125 per share.

                             _______________________

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             _______________________

No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.


                  THE DATE OF THIS PROSPECTUS IS JUNE 20, 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act. This Prospectus does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. Copies of the Registration Statement and the exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the Registration Statement and its exhibits.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-25530) are incorporated into this Prospectus by reference: (a) Annual Report on Form 10-KSB for the year ended December 31, 1995, as amended; (b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996; (c) Current Report on Form 8-K, dated April 24, 1996; (d) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since March 31, 1996; and (f) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to LifeRate Systems, Inc., 7210 Metro Boulevard, Minneapolis, Minnesota 55439, Attention: Bruce T. Klein, Chief Financial Officer; telephone number: (612) 844-0599.

                                   THE COMPANY

     LifeRate Systems, Inc. (the "Company" or "LifeRate") has developed and is marketing a proprietary software system that stores, retrieves, integrates and analyzes data to produce information for health care providers and payors to better manage and control how they do business and how they deliver care. The Company's first application of its software system, LifeRate-TM- Cardiovascular, has been developed for outpatient cardiology applications. This information -- generally called "clinical information and outcomes" -- is used to measure and quantify the quality and cost of medicine. Today's health care environment increasingly requires that physicians and provider organizations document and report clinical outcomes to prove to the payors and buyers of care that they are delivering the highest quality care at the most cost-effective price. Both parties, the Company believes, will continue to be required to provide this type of information in order to compete effectively in this rapidly changing market.

     The Company's activities during 1995 and through the first quarter of 1996 primarily consisted of completing development of its core software system, completing the outpatient application of LifeRate Cardiovascular, developing applications of LifeRate Cardiovascular for use in the cardiac catheterization laboratory and operating room, building its National Cardiology Data base, establishing its sales, marketing, clinical and system support functions, focusing its product development and marketing efforts on the cardiology market, and installing the system at cardiology practice groups. The Company also established strategic relationships with Medtronic, Inc. and Pfizer, Inc. in December 1995.

     The Company installed its core software system at a customer site for Beta testing in April 1995. Following testing, the Company made a number of improvements and enhancements to its core system and developed the outpatient application of LifeRate Cardiovascular. LifeRate released demonstration versions of the core system, along with the outpatient application, in August 1995 and commercial versions in December 1995. The Company accepted its first orders for the core system and the outpatient application of LifeRate Cardiovascular in the third quarter and began installation in the fourth quarter of 1995. To date, the Company has entered into agreements for the sale and installation of the LifeRate Cardiovascular outpatient application with five cardiovascular practice groups. LifeRate is also developing the cath lab and operating room applications of LifeRate Cardiovascular, which integrate to form one cardiovascular continuum of care. The initial cath lab application was completed in May 1996 for Beta test site installation, and the operating room application is expected to be available for general commercial release in August 1996. The Company's National Cardiology Data base, which integrates with LifeRate's cardiovascular outpatient, cath lab, and operating room software applications, included over 4,500 lives at March 31, 1996.

     In April 1996, the Company made key management changes and made two new significant appointments. David Haskin resigned as Chairman of the Board, Chief Executive Officer and a director of the Company; Donna Edmonds resigned as President, Chief Operating Officer and a director of the Company; and Jeffrey Comer resigned as Executive Vice President of Sales and Marketing. David D. Koentopf was elected Chairman of the Board. Mr. Koentopf, a Twin Cities-based private investor and business consultant, has been a member of the Board of Directors of the Company since 1993. The Board also elected William W. Chorske as President and Chief Executive Officer and a member of the Board. Prior to joining the Company, Mr. Chorske had been employed since 1987 by Medtronic, Inc. in a variety of capacities, including Senior Vice President and Chief Financial Officer from 1987 to 1991 and most recently as President, Medtronic Europe.

     The Company was incorporated in Minnesota on July 18, 1990. The Company's offices are currently located at 7210 Metro Boulevard, Minneapolis, Minnesota 55439. The Company's telephone number is (612) 844-0599.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND MAY NOT BE APPROPRIATE FOR INVESTORS WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS OF THE SHARES SHOULD BE FULLY AWARE OF THE RISK FACTORS SET FORTH HEREIN.

     LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT. The Company was formed in July 1990, and has had limited sales to date. As of March 31, 1996, the Company had an accumulated deficit of $8,673,900. The Company believes that its future success will be dependent on the successful marketing and sale of LifeRate's system. There can be no assurance that the Company will generate sufficient sales to achieve positive cash flow or profitable operations in 1996 or ever.

     FUTURE CAPITAL NEEDS. Although the Company has not generated significant sales to date, based on its current plan, the Company estimates that cash and cash equivalents on hand as of March 31, 1996 will be sufficient to fund operations through the end of 1996. The Company has, however, failed to meet its business plan in the past and there can be no assurance that it will meet its current plan. The Company may require additional capital earlier than planned. In any event, the Company will require substantial additional capital to fund operations after the end of 1996. Required additional capital would be sought from a number of sources and could include sales of additional shares of capital stock or other securities or loans from banks or other sources. Any additional sales of capital stock could be dilutive to investors who purchase the shares. The Company's ability to obtain additional funding will depend substantially on operating results in future periods. The Company will be materially adversely affected if it is not able to achieve positive cash flow or profitability or to obtain any necessary financing on satisfactory terms.

     LIMITED SALES. To date, the Company has entered into agreements for the sale and initial installation of its cardiovascular clinical information system at five practice groups, and the Company's revenues were $263,300 and $109,200 for the year ended December 31, 1995 and the quarter ended March 31, 1996, respectively. The Company believes that its future success will be dependent on the successful marketing and sale of the LifeRate system. There can be no assurance that the Company will generate sufficient sales to achieve positive cash flow or profitable operations in 1996 or thereafter.

     LIMITED HISTORY OF MARKETING AND DISTRIBUTION. To date, the Company has sold a limited number of systems. The Company's early marketing strategy was to focus on key nationally recognized leaders in the five medical specialties that the Company believed would provide the most significant opportunities for sales of its system. During 1995, the Company revised its marketing strategy to focus on cardiology physician practice groups which the Company believes will provide the most significant opportunities for sales of its system. Beginning in 1994 and continuing through 1995, the Company had relied on Clinical Sales and Services, Inc. ("CSSI") to provide substantially all of the Company's sales, marketing, clinical and systems support functions. Effective January 1, 1996, the employees of CSSI became employees of the Company, and the agreement with CSSI was terminated. Since January 1, 1996, the Company has directly employed its sales, marketing, clinical and systems support personnel. Donna J. Edmonds, a former officer and director of the Company, Jeffrey B. Comer, a former officer of the Company, and William Knopf, M.D., a current officer and director of the Company, are all principals of CSSI. In April 1996, Ms.
Edmonds and Mr. Comer resigned their positions as officers and directors of the Company. The Company currently intends to conduct its sales and marketing efforts with its own direct employees. In addition, the Company's pricing strategy includes one-time fees for installation and related services of LifeRate's system and recurring monthly license fees based on the usage of the system. The Company believes that the amount of such fees will depend, in part, on the level of service that it provides to users of the system after it is installed. There can be no assurance that the Company's marketing and distribution strategy will be successful.

     NEED TO RENEGOTIATE ROYALTY ARRANGEMENTS. The Company is currently obligated to pay royalties to third parties based on revenues, consisting of an obligation to pay royalties equal to 10% of sales of LifeRate Cardiovascular and 7.5% of sales of LifeRate's system for all medical applications. The Company is also obligated to pay royalties equal to 2% of revenues from sales of LifeRate's National Cardiology Database from August 1, 1996 through July 30, 2001. The Company believes that it is necessary to renegotiate these royalty rates on terms that are more favorable to the Company and is currently engaged in the process of renegotiating with other parties to these agreements. However, there can be no assurance that the Company will be able to renegotiate these royalty rates on more favorable terms. If the Company is unable to do so, its ability to obtain additional financing and to achieve profitability in the future would be adversely affected.

     NEED TO DEVELOP MARKET PRESENCE. The Company believes that its ultimate success will be highly dependent on its ability to capitalize on the currently existing market opportunity for computer-based health care information systems, like LifeRate's system, that integrate financial information, clinical information and patient outcome information in a single database. The Company believes that it has an opportunity to obtain a significant market presence in the health care information industry if it is able to demonstrate the value of its system to health care providers and payors and install a significant number of systems. The Company does not believe that it will be able to maintain its technical superiority over competing information systems for an indefinite period of time and believes that it will need to obtain a significant market presence to achieve long-term success. LifeRate has limited experience in marketing its system. There can be no assurance that the Company's marketing strategy will be successful.

     SUCCESS DEPENDENT ON MARKET ACCEPTANCE. The Company's future success will also depend in large part on its ability to gain acceptance by physicians for sophisticated computer-based health care information systems that can integrate clinical practice guidelines and patient outcome information. Certain physicians may perceive such computer-based systems to infringe on their discretion in providing medical treatment and, accordingly, may be reluctant to accept such computer-based systems. In addition, payors with significant investments in other hardware and software systems may be reluctant to abandon those systems for LifeRate's system. The Company believes, however, that the demands of payors and buyers of health care and various health care legislation will ultimately lead to the wide-spread use of computer-based systems, like LifeRate's system, that integrate financial, clinical and patient outcome data in a single database. There can be no assurance, however, that the Company will be able to obtain sufficient acceptance by providers and payors of its system to achieve profitable operations.

     COMPETITION. The health care information industry, of which the Company is a part, is characterized by intense competition. An extremely large number of companies provide computer-based health care information systems that provide partial solutions to some or all of the types of health care information needs that LifeRate's system addresses. In addition, the Company anticipates that new competitors will attempt to enter the market and that existing or new competitors will develop information systems in the future that duplicate or improve on LifeRate's system. Many of the Company's competitors are well established, better known and significantly larger with substantially greater technical, manufacturing, marketing and financial resources than the Company. The Company's ultimate ability to compete in the market will depend upon a number of factors, including its success in generating market acceptance of LifeRate's system and the success of its marketing efforts.

     DEPENDENCE ON KEY PERSONNEL. The Company is highly dependent on its key management, technical and sales personnel and recently made significant management changes. In April 1996, David Haskin and Donna Edmonds resigned from their positions as officers and directors of the Company and Jeffrey Comer resigned his position as an officer of the Company. Following their resignations, William W. Chorske was elected as President and Chief Executive Officer and a member of the Board. In addition, the Company's Chief Financial Officer joined the Company in the first quarter of 1996. The Company's future success will depend in part upon the ability of new management to execute the Company's business strategy, increase sales and market presence of the Company's products, control expenses, and continue product development. The Company will also need to attract and retain highly qualified personnel. The Company competes for such personnel with other companies, and there can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the Company. The Company does not maintain key-man insurance on any of its employees.

     TECHNICAL OBSOLESCENCE. Computer-based technology in all industries is undergoing, and is expected to continue to undergo, rapid and significant technical change. While LifeRate believes that its system is technically superior to other computer-based health care information systems, LifeRate expects future technology to be superior to the technology currently used in its system. Although LifeRate's system has been designed to assimilate future technical advancements, there can be no assurance that any such future advancements or the development of new or competitive products by others will not render LifeRate's system less competitive or obsolete. The greater financial as well as other resources of many of the Company's present and potential competitors may permit such competitors to respond more rapidly than the Company to changes in the product needs and servicing requirements of health care providers and payors.

     LIMITED PROPRIETARY PROTECTION. The Company currently relies solely on common law copyrights and trade secrets for proprietary protection of its system. LifeRate does not currently have patent protection with respect to any aspect of its system. Although it may file patent applications on certain aspects of its system, there can be no assurance that the Company's measures to protect its proprietary information will be successful, that it will be granted any patents, or that any patents that may be granted will be of value to the Company. In the absence of meaningful intellectual property protection, the Company may be vulnerable to competitors who could lawfully attempt to copy the Company's products. Moreover, there can be no assurance that other competitors may not independently develop the same or similar technology. Similarly, while LifeRate believes that it has all rights necessary to market and sell its system without infringement of intellectual property rights held by others, the Company has not conducted a formal infringement search and there can be no assurance that such conflicting rights do not exist.

     NO PRODUCT LIABILITY INSURANCE. The Company has not obtained product liability insurance relating to sales of its system because the clinical practice guidelines that are embedded into its system are not developed by the Company. These guidelines are generally developed by the user or adapted by the user from existing guidelines. Accordingly, the Company believes that its risk of loss for a product liability claim based on the use of its system is remote. However, there can be no assurance that the Company will not be found liable for a product liability claim which, if significant, could have a material adverse affect on the Company.

     RIGHT TO DESIGNATE DIRECTOR. The Company has entered into an Investor Agreement with Medtronic, Inc., pursuant to which Medtronic has the right to designate one director to the Board of Directors of the Company. The Company has also agreed to use its best efforts to cause such designee to be elected by the Company's shareholders at any meeting of shareholders at which directors are elected. In addition, certain current and former officers and directors of the Company have agreed to vote their shares of Common Stock of the Company for Medtronic's designee to the Board.

     QUOTATION BY NASDAQ. The Company's Common Stock is currently traded in the national over-the-counter market and quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") SmallCap Market System. Nasdaq rules require that companies quoted on the Nasdaq SmallCap Market System maintain assets of at least $2,000,000 and capital and surplus of at least $1,000,000. As of March 31, 1996, the Company had total assets of $8,647,700 and capital and surplus of $7,388,500. There can be no assurance, however, that the Company will be able to meet the applicable requirements for maintaining its Nasdaq SmallCap Market quotation in the future. If the Company's Common Stock is not quoted by the Nasdaq SmallCap Market in the future, it will be quoted in the local over-the-counter "pink sheets" and may also be reported on the Nasdaq OTC Bulletin Board. In such event, the public trading market for the Company's Common Stock could be adversely affected.

     APPLICABILITY OF "PENNY STOCK RULES." If, during the time in which the Common Stock is quoted on the Nasdaq SmallCap Market, the Common Stock is priced below $5.00 per share, trading of the Common Stock will be subject to certain federal regulations governing "penny stocks" (the "Penny Stock Rules"). The Penny Stock Rules require brokers to confirm certain information regarding purchasers of Common Stock and to meet certain other requirements when executing trades. If the Common Stock becomes subject to the Penny Stock Rules, it may be more difficult for shareholders to sell their shares.

     POSSIBLE VOLATILITY OF STOCK PRICE. The trading price of the Common Stock could be subject to significant fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price of many companies for reasons unrelated to the operating performance of the companies, and these broad market fluctuations may adversely affect the market price of the Company's Common Stock.

     UNDESIGNATED PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS. The Board of Directors of the Company is authorized to issue undesignated preferred stock ("Undesignated Stock") in one or more series, and to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of each series without any vote or action of the shareholders of the Company. No shares of Undesignated Stock or other senior equity securities have been established or issued, and there is no plan to establish or issue any such securities in foreseeable future. However, the issuance of Undesignated Stock with preferential rights could adversely affect the voting power and other rights of the holders of Common Stock. Also, the Company is subject to certain provisions of the Minnesota Business Corporation Act which limit the voting rights of shares acquired in "control share acquisitions" and restrict certain "business combinations." The ability to issue Undesignated Stock and the foregoing provisions of the Minnesota Business Corporation Act could, in certain circumstances, have the effect of delaying or preventing a change in control of the Company.

     LACK OF DIVIDENDS. The Company has not paid dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company intends to retain any earnings to finance the development of its business. There can be no assurance that the Company will ever pay cash dividends.

                              CERTAIN TRANSACTIONS

     In June 1996, the Company entered into a settlement agreement with Jeffrey Comer in connection with his resignation as Executive Vice President of Sales and Marketing of the Company in April 1996. Under the terms of the settlement agreement, the Company and Mr. Comer released each other from any potential claims relating to or arising out of his employment with the Company and his relationship with Clinical Sales and Services, Inc., a company which provided sales and marketing consulting services to the Company during 1994 and 1995. In conjunction with the settlement agreement, the Company and Mr. Comer entered into a consulting agreement, which expires on December 1, 1996, whereby the Company will pay Mr. Comer $10,000 per month to act as a consultant to the Company. Pursuant to the terms of the consulting agreement: (i) Mr. Comer is eligible for a bonus of $100,000 on January 29, 1997 and (ii) the Company granted to Mr. Comer an option to purchase 51,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on May 31, 1996. The option becomes exercisable in two equal installments on June 1, 1996 and December 1, 1996 and expires on June 1, 2006.

                              SELLING SHAREHOLDERS

     Appendix A to this Prospectus sets forth certain information regarding the Selling Shareholders. The Shares are being registered to permit the public resale of the Shares, and the Selling Shareholders may offer the Shares for resale from time to time. See the cover page of this Prospectus. Of the Shares being offered by the Selling Shareholders, (i) 155,555 shares of Common Stock were originally issued in connection with the Company's private placement of Common Stock and warrants in December 1994, (ii) 155,555 shares of Common Stock are issuable upon exercise of warrants originally issued in connection with the Company's private placement of Common Stock and warrants in December 1994, (iii) 49,154 shares of Common Stock issued in private transactions during 1994,
(iv) 858,399 shares of Common Stock were originally issued in connection with the Company's private placement of Common Stock in December 1995 and January 1996, (v) 342,707 shares of Common Stock were originally issued to Donald B. Olson and Merry M. Olson and subsequently sold in a private transaction in February 1996, (vi) 91,000 shares of Common Stock are issuable upon exercise of warrants originally issued in March 1995 to the underwriter of the Company's initial public offering and (vii) 85,841 shares of Common Stock are issuable upon exercise of warrants originally issued in December 1995 and January 1996 to the selling agent in connection with the Company's private placement of Common Stock. The table in Appendix A sets forth certain information, as of April 25, 1996, and as adjusted to reflect the sale of the Shares offered hereby, with respect to the beneficial ownership of the Common Stock by the Selling Shareholders.

                               VALIDITY OF SHARES

     Certain legal matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly, Minneapolis, Minnesota.

                                     EXPERTS

     The financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB), as amended, for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                              SELLING SHAREHOLDERS

                                                                             SHARES BENEFICIALLY
                                                                                 OWNED AFTER
                                SHARES OF COMMON                                COMPLETION OF
                                STOCK BENEFICIALLY                           THE OFFERING (3)
                                OWNED PRIOR TO THE     NUMBER OF SHARES      -------------------
SELLING SHAREHOLDER             OFFERING (1)(2)         BEING OFFERED        NUMBER     PERCENT (4)
- -------------------             ------------------     ----------------      ------     -------
Wells Fargo Bank & Trust NA         376,000                150,000          226,000       6.0%

David W. Haskin                     191,555 (5)             31,555          160,000       4.2%

The Perkins Opportunity Fund        165,000                100,000           65,000       1.7%

Special Situations Fund III LP      153,846                153,846                0          0

Curran Partners LP                  115,384                115,384                0          0
John P. Curran                       23,077                 23,077                0          0
Retirement Trust
John P. Curran                       15,385                 15,385                0          0

Aaron Boxer Rev Trust               110,000 (6)            110,000                0          0
Aaron Boxer TTEE u/a
Dtd 8/1/89

John R. Albers                      102,819 (7)            102,819                0          0

Okabena Partners K                   83,537                 83,537                0          0

Paul R. Kuehn                        66,315 (8)(9)          66,315                0          0

David B. Johnson                     66,315 (9)(10)         66,315                0          0

John O. Hanson                       65,000 (11)            65,000                0          0

Kenneth K. Cheng                     53,077                 53,077                0          0

James R. Decker and                  45,000                 45,000                0          0
Gail L. Decker, JT TEN

Brightstone Fund IV                  44,444 (12)            44,444                0          0

Dr. Richard A. Dubow and             40,066 (13)            35,000            5,066          *
Tami S. Dubow

Twin Cities Carpenter's              40,000 (14)            40,000                0          0
Pension Fund

Brightstone Fund 7                   30,770                 30,770                0          0

Donald V. Roberts &                  25,000                 25,000                0          0
Maria Roberts, JT TEN

                                                                             SHARES BENEFICIALLY
                                                                                 OWNED AFTER
                                SHARES OF COMMON                                COMPLETION OF
                                STOCK BENEFICIALLY                           THE OFFERING (3)
                                OWNED PRIOR TO THE     NUMBER OF SHARES      -------------------
SELLING SHAREHOLDER             OFFERING (1)(2)         BEING OFFERED        NUMBER     PERCENT (4)
- -------------------             ------------------     ----------------      ------     -------
William D. Corneliuson               23,077                 23,077                0          0

Stanley D. Rahn                      22,106 (9)(15)         22,106                0          0

Eldon C. Miller                      22,105 (9)(16)         22,105                0          0

Julie T. Berlacher                   20,000                 20,000                0          0

Ila M. Waseka                        24,500                 10,000           14,500          *

Jeff Dobbs                           20,000 (17)            20,000                0          0

Kevin McHale                         20,000 (18)            20,000                0          0

Jeffry Comer                         17,599 (19)            17,599                0          0

Steve Romanek                        17,200                 17,200                0          0

Vico Assoc. Inc. Pft Sharing         16,900 (20)            16,900                0          0
Plan & Trust Account FBO
Frederic D. Edmonds

Thomas M. Niccum                     16,667 (21)            10,000            6,667          *

Alan Metcalf & Corrine               15,500                 15,500                0          0
Metcalf Jt. Ten.

John A. Murray & Coralie             15,000                 15,000                0          0
Eddy Murray TTEES,
ua dtd 5/9/94, as amended
creating the Murray Family Trust

Gary W. Ross                         15,000                 15,000                0          0

Joan C. Loe                          13,500                 10,000            3,500          *

Bennett Ringrose Wolsfeld            12,000                 12,000                0          0
Jarvis Gardner Inc. Pft. Sharing
Trust Richard P. Wolsfeld &
Peter E. Jarvis dated 9/13/85

Gerald J. Bratter                    10,000                 10,000                0          0

W. Harold Davis, D.V.M. and          10,000                 10,000                0          0
Joyce Lee Davis, JT TEN

Everett Jensen Rev. Trust            10,000                 10,000                0          0
Everett Jensen TEE dtd 3/7/95

Thomas J. Kumbatovic                 10,000                 10,000                0          0


                                                                             SHARES BENEFICIALLY
                                                                                 OWNED AFTER
                                SHARES OF COMMON                                COMPLETION OF
                                STOCK BENEFICIALLY                           THE OFFERING (3)
                                OWNED PRIOR TO THE     NUMBER OF SHARES      -------------------
SELLING SHAREHOLDER             OFFERING (1)(2)         BEING OFFERED        NUMBER     PERCENT (4)
- -------------------             ------------------     ----------------      ------     -------
Clint Hill Partners                  10,000 (22)            10,000                0          0

John H. Jungbauer                    10,000                  5,000            5,000          *

Mark Ratner                          10,000 (23)            10,000                0          0

C. Fred Toney, JR                     9,000                  9,000                0          0

Richard H. Osgood                     7,500                  7,500                0          0

Gerald R. Nelson                      6,500                  5,000            1,500          *

Steven K. Case                        5,000                  5,000                0          0

Daniel C. McCulloch                   5,000                  5,000                0          0

Vico Assoc. Inc. Pft Sharing          4,700                  4,700                0          0
Plan & Trust 12/31/81
FBO Paul Monfardini

Larry Haimovitch                      4,500                  4,500                0          0

TH Partnership                        4,000                  4,000                0          0

Richard Hume                          2,000                  2,000                0          0

Alexandra E. McIntyre                 2,000                  2,000                0          0

Robert Katz                           1,500                  1,500                0          0
                                                         ---------
                                                         1,738,211 (24)
                                                         ---------
                                                         ---------

______________________________________

*    Less than one percent (1%).

(1) Based upon questionnaires received from each Selling Shareholder, or a representative of the Selling Shareholder, in connection with the preparation of the Registration Statement on Form S-3, of which this Prospectus is a part, showing beneficial ownership as of April 25, 1996.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such person or group.

(3) Assumes that all Shares being offered and registered hereunder are sold, although no Selling Shareholder is obligated to sell any Shares.

(4)  Based upon 3,811,339 shares of Common Stock outstanding as of April 25,
     1996.

(5) Prior to April 24, 1996, Mr. Haskin was the Chairman of the Board, Chief Executive Officer and a Director of the Company.

(6) Includes 20,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(7) Includes 28,333 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(8) Includes 66,315 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(9) Such individual is a principal of Miller, Johnson & Kuehn, Incorporated ("MJK"), which has acted as the Company's underwriter in connection with its initial public offering of Common Stock and as placement agent in connection with private sales of the Company's Common Stock. Such warrants were issued in connection with such financing activities. MJK also makes a market in the Company's Common Stock.

(10) Includes 66,315 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(11) Includes 20,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(12) Includes 22,222 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(13) Includes 10,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(14) Includes 20,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(15) Includes 22,106 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(16) Includes 22,105 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(17) Includes 10,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(18) Includes 10,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(19) Prior to April 24, 1996, Mr. Comer was an Executive Officer of the
     Company.

(20) Includes 5,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(21) Includes 6,667 shares of Common Stock which may be acquired upon exercise of outstanding warrants.

(22) Includes 5,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(23) Includes 5,000 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(24) Includes an aggregate of 332,396 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The table below sets forth the estimated expenses in connection with the offer and sale of the shares of the Common Stock of the Registrant covered by this Registration Statement. All of such expenses are estimates, except for the SEC registration fee.

     SEC registration fee. . . . . . . . . . . . . . . . . . .    $ 5,130.72
                                                                  ----------
     Fees and expenses of counsel for the Company. . . . . . .     10,000.00
                                                                  ----------
     Fees and expenses of accountants for the Company. . . . .      2,000.00
                                                                  ----------
     Blue Sky fees and expenses. . . . . . . . . . . . . . . .      2,500.00
                                                                  ----------
     Printing expenses . . . . . . . . . . . . . . . . . . . .        500.00
                                                                  ----------
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . .      1,000.00
                                                                  ----------

            *Total . . . . . . . . . . . . . . . . . . . . . .    $21,130.72
                                                                  ----------
                                                                  ----------
___________________
*    None of the expenses listed above will be borne by the Selling
     Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Minnesota Business Corporation Act requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of the Minnesota indemnification statute (Minn. Stat. Section 302A.521) for a
complete statement of such indemnification rights.   The Company's Amended and
Restated Articles of Incorporation also require the Company to provide indemnification to directors of the Company to the fullest extent of the Minnesota indemnification statute.

     Article IX of the Company's Amended and Restated Bylaws provides that the Company shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by the Minnesota indemnification statute, as now enacted or hereafter amended, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor.

     The Company maintains a directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 16.  EXHIBITS

     4.1  Form of Common Stock Certificate (incorporated by reference to
          Exhibit 4.1 of the Company's Registration Statement on Form SB-2 (File No. 33-89016C)).

     5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (previously filed).


     23.1 Consent of Ernst & Young LLP (previously filed).


     23.2 Consent of Oppenheimer Wolff & Donnelly (previously filed).


     24.1 Power of Attorney (previously filed).


ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on June 20, 1996.


                                        LIFERATE SYSTEMS, INC.


                                        By  /s/ William W. Chorske
                                          --------------------------------------
                                          William W. Chorske
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 20, 1996 in the capacities indicated.


     Signature                          Title
     ---------                          -----

 /s/ William W. Chorske
- -------------------------     President, Chief Executive Officer and Director
William W. Chorske            (Principal Executive Officer)

            *
- -------------------------     Executive Vice President and Chief Financial
Bruce T. Klein                 Officer (Principal Financial and Accounting
                               Officer)


            *
- -------------------------     Director
Stanley R. Cowle


- -------------------------     Director
William D. Knopf, M.D.

            *
- -------------------------     Director         * By  /s/ William W. Chorske
David D. Koentopf                                  ---------------------------
                                                   William W. Chorske
                                                   Pro se and attorney-in-fact


            *
- -------------------------     Director
Daniel A. Pelak


            *
- -------------------------     Director
Kevin L. Roberg


            *
- -------------------------     Director
Carl J. Schramm, Ph.D.


            *
- -------------------------     Director
Donald C. Wegmiller

                             LIFERATE SYSTEMS, INC.
               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3


Item No.         Item                             Method of Filing
- --------         ----                             ----------------

4.1         Form of Common Stock Certificate      Incorporated by reference to
                                                  Exhibit 4.1 of the Company's
                                                  Registration Statement on Form
                                                  SB-2 (File No. 33-89016C).

5.1         Opinion and Consent of                Previously filed
            Oppenheimer Wolff & Donnelly


23.1        Consent of Ernst & Young LLP          Previously filed


23.2        Consent of Oppenheimer Wolff &        Previously filed
            Donnelly


24.1        Power of Attorney                     Previously filed